                                                                     Exhibit 4.2


                       FIRST AMENDMENT TO RIGHTS AGREEMENT
                       -----------------------------------

                  FIRST AMENDMENT, dated as of February 21, 1997 (this "First Amendment") to the Rights Agreement (the "Rights Agreement"), dated as of October 5, 1996, between Harrah's Entertainment, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York corporation, as Rights Agent (the "Rights Agent"). Unless the context indicates to the contrary, capitalized terms used and not defined herein shall have the meanings ascribed to them in the Rights Agreement.

                  The Company and the Rights Agent have previously entered into the Rights Agreement. The Board of Directors of the Company has authorized and declared a dividend of one Right for each Common Share of the Company outstanding at the close of business on the Record Date, and has authorized the issuance of one Right (subject to adjustment as provided in the Rights
Agreement) with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, each Right initially representing the right to purchase one two-hundredth of a share of Series A Special Stock of the Company, upon the terms and subject to the conditions set forth in the Rights Agreement.

                  Pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of such Section. The parties deem it advisable to supplement and amend the Rights Agreement as provided in this First Amendment, and the Board of Directors of the Company has duly and validly authorized the execution and delivery of this First Amendment.

                  Accordingly, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

                  1.  Exhibit A.  Form of Certificate of Designations

                  The form of Certificate of Designations of Series A Special Stock of Harrah's Entertainment, Inc. attached to the Rights Agreement as Exhibit A is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.

                  2.  Exhibit B.  Form of Right Certificate

                  The form of Right Certificate attached to the Rights Agreement as Exhibit B is hereby amended and restated in its entirety as set forth in Exhibit B attached hereto.

                  3. Except as expressly set forth herein, nothing herein shall be deemed or construed to alter or amend the Rights Agreement in any respect, and, except as amended and supplemented hereby, the Rights Agreement shall remain in full force and effect in accordance with the provisions thereof. Unless the context indicates otherwise, each reference in the Rights Agreement to "this Rights Agreement" and the words "hereof", "hereto" and words of similar import shall mean the Rights Agreement, as amended and supplemented hereby.

                  4. This First Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  5. This First Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



                           [signature page to follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed, this 21st day of February, 1997.


                          HARRAH'S ENTERTAINMENT, INC.



                          By  /s/ E. O. Robinson, Jr.
                              ------------------------------
                               Name:   E. O. Robinson, Jr.
                               Title:  Senior Vice President
                                         and General Counsel


[SEAL]


                          THE BANK OF NEW YORK



                          By /s/ John I. Sivertsen
                             --------------------------------
                               Name:   John I. Sivertsen
                               Title:  Vice President

[SEAL]

                                                                      EXHIBIT A
                                                                      ---------


                                      FORM

                                       of

                           CERTIFICATE OF DESIGNATIONS

                                       of

                             SERIES A SPECIAL STOCK

                                       of

                          HARRAH'S ENTERTAINMENT, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                          -----------------------------


         Harrah's Entertainment, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on February 21, 1997.

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Special Stock, par value $1.125 per share (the "Special Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series A Special Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Special Stock" (the "Series A Special Stock") and the number of shares constituting the Series A Special Stock shall be 2,000,000 shares. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Special Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Special Stock.

         Section 2. Dividends and Distributions. (A) Subject to the rights of the holders of any shares of any series of Special Stock (or any similar stock) ranking prior and superior to the Series A Special Stock with respect to dividends, the holders of shares of Series A Special Stock, in preference to the holders of Common Stock, par value $0.10 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on or about the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Special Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Special Stock. In the event the Corporation shall at any time after the date on which the Special Stock Purchase Rights of the Corporation are declared by the Board of Directors (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Special Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Special Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Special Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Special Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Special Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Special Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Special Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Special Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Special Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Special Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Special Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Special Stock or any similar stock, or by law, the holders of shares of Series A Special Stock and the holders of shares of Common Stock and any other series or class of stock of the Corporation which may from time to time be accorded such voting right shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) (i) If at any time dividends on any Series A Special Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Special Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Series A Special Stock, voting as a class, shall have the right to elect two (2) Directors.

                           (ii) During any default period,  such voting right of
                  the holders of Series A Special Stock may be exercised initially at a special meeting called pursuant to subparagraph
                  (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Series A Special Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series A Special Stock of such voting right. At any meeting at which the holders of Series A Special Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Special Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Series A Special Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Series A Special Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Special Stock.

                           (iii) Unless the holders of Series A Special Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Special Stock outstanding may request, the calling of a special meeting of the holders of Series A Special Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series A Special Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Series A Special Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within

                  60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Special Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                           (iv) In any  default  period,  the  holders of Common
                  Stock and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Series A Special Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right
                  (x) the Directors so elected by the holders of Series A Special Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
                  (C)(iii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of stock which elected the Director whose office shall have become vacant. References in this paragraph
                  (C) to Directors elected by the holders of a particular class or classes of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                           (v) Immediately upon the expiration of a default period, (x) the right of the holders of Series A Special Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Series A Special Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this
                  Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

         (D) Except as set forth herein, or as otherwise provided by law, holders of Series A Special Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and other classes of stock of the Corporation if applicable, as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions. (A) Subject to paragraph (B), whenever quarterly dividends or other dividends or distributions payable on the Series A Special Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Special Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Special Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Special Stock, except dividends paid ratably on the Series A Special Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Special Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Special Stock;

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Special Stock, or any shares of stock ranking on a parity with the Series A Special Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The provisions of paragraph (A) shall not apply to any redemption of Shares of any class or series of stock of the Corporation in accordance with Section E of Article Fourth, as amended, of the Corporation's Certificate of Incorporation.

         (C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Special Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Special Stock and may be reissued as part of a new series of Special Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Corporation's Certificate of

Incorporation, or in any other Certificate of Designations creating a series of Special Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Special Stock unless, prior thereto, the holders of shares of Series A Special Stock shall have received $200 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Liquidation Preference"). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Special Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Liquidation Preference by (ii) 200 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Special Stock and Common Stock, respectively, holders of Series A Special Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Special Stock and Common Stock, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of stock, if any, which rank on a parity with the Series A Special Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Special Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Special Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. Redemption. The shares of Series A Special Stock shall be redeemable only in accordance with the provisions of Section E of Article Fourth, as amended, of the Corporation's Certificate of Incorporation.

         Section 9. Ranking. The Series A Special Stock shall rank junior to all other series of the Corporation's Preferred Stock and Special Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Special Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Special Stock, voting together as a single class.

         Section 11. Fractional Shares. Series A Special Stock may be issued in fractions of a share which, shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Special Stock.

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by E. O. Robinson, Jr., its Senior Vice President and General Counsel, this ____ day of February, 1997.




                                       ------------------------------
                                       E. O. Robinson, Jr.
                                       Senior Vice President
                                          and General Counsel

                                                                     EXHIBIT B
                                                                     ---------



                           [Form of Right Certificate]

Certificate No. R-                                               ______ Rights


         NOT EXERCISABLE AFTER OCTOBER 5, 2006 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN OR IF THE COMPANY IS MERGED OR ACQUIRED PURSUANT TO AN AGREEMENT OF THE TYPE DESCRIBED IN SECTION 1.3(ii)(A)(4) OF THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION
         11.1.2 OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, OR ITS AFFILIATES OR ASSOCIATES, OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE HELD OR HAVE BEEN HELD BY A PERSON WHO IS OR WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A NOMINEE THEREOF. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY HAVE BECOME NULL AND VOID AS SPECIFIED IN SECTION
         11.1.2 OF THE RIGHTS AGREEMENT.]1

                                Right Certificate

                          HARRAH'S ENTERTAINMENT, INC.

              This certifies that                , or registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 5, 1996, as the same may be amended from time to time (the "Rights Agreement"), between Harrah's Entertainment, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York corporation authorized to do a banking business, as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York City time) on October 5, 2006, at the offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one two-hundredth of a fully paid, nonassessable share of Series A Special Stock, par value $1.125 per share (the "Special Shares") of the Company, at a purchase price of $130.00 per one two-hundredth of a share, subject to adjustment (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the


------------------------------
1 The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Form of Election to Purchase and certification duly executed along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of one two-hundredths of a Special Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 5, 1996 based on the Special Shares as constituted at such date.

                  Upon the occurrence certain events described in Section 11.1.2 of the Rights Agreement, if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become void, and no holder hereof shall have any right to exercise such Rights under any provision of the Rights Agreement or otherwise from and after the occurrence of such event described in Section 11.1.2 of the Rights Agreement.

                  Capitalized terms used in this Right Certificate without definition shall have the meanings ascribed to them in the Rights Agreement. As provided in the Rights Agreement, the Purchase Price and the number and kind of Special Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.
Copies of the Rights Agreement are on file at the principal offices of the Company and the Rights Agent.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the offices of the Rights Agent designated for such purpose along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one two-hundredths of a Special Share as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Board of Directors may, at its option, (i) redeem the Rights evidenced by this Right Certificate at a redemption price of $0.01 per Right at any time prior to the earlier of (A) the Shares Acquisition Date or (B) the Final Expiration Date, or
(ii) exchange Common Shares for the Rights evidenced by this Certificate, in whole or in part, after the occurrence of a Trigger Event. In the event that, pursuant to the last sentence of Section 1.1 of the Rights Agreement, the Board of Directors determines that a Person has become an Acquiring Person inadvertently, and such Person divests Common Shares in accordance with such sentence, then the Company's right of redemption shall be deemed to have not expired as a result of such inadvertent acquisition. Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors.

                  No fractional Special Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one two-hundredth of a Special Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Special Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  If any term, provision, covenant or restriction of the Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in the Rights Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from the Rights Agreement would adversely affect the purpose or effect of the Rights Agreement, the Company's right of redemption shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

                  This Right Certificate shall not be valid or binding for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers
of the Company and its corporate seal.  Dated as of             .

Attest:                                HARRAH'S ENTERTAINMENT, INC.


By                                     By
   ----------------------                 -------------------------
     Title:                                      Title:


Countersigned:

THE BANK OF NEW YORK


By
   ----------------------
     Authorized Signature

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

             (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _______________________________________
hereby sells, assigns and transfers unto ______________________________________
_______________________________________________________________________________
_______________________________________________________________________________


                         (Please print name and address
                                 of transferee)


this Right Certificate and the Rights evidenced thereby, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:
       ----------------------




                                       ----------------------------
                                       Signature
Signature Guaranteed:


-------------------------

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate (as such terms are defined in the Rights Agreement) thereof; and

                  (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated:
       ----------------------


                                      ----------------------------
                                              Signature
Signature Guaranteed:


-------------------------

   Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


--------------------------------------------------------------------------------


                                     NOTICE
                                     ------

             The signature in the foregoing Form of Assignment must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

             In the event the certification set forth above in the Form of Assignment is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate hereof and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                       exercise Rights represented by the
                               Right Certificate.)

To: HARRAH'S ENTERTAINMENT, INC.

             The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Right Certificate to purchase the Special Shares issuable upon the exercise of such Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

------------------------------------------------------------
                (Please print name and address)

------------------------------------------------------------

If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

------------------------------------------------------------
                (Please print name and address)

------------------------------------------------------------

Dated:
      -----------------------


                                       ----------------------------
                                       Signature

Signature Guaranteed:


-------------------------

             Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof; and

                  (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated:
       ----------------------


                                       ----------------------------
                                       Signature

Signature Guaranteed:


-------------------------

             Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


--------------------------------------------------------------------------------


                                     NOTICE
                                     ------

             The signature in the foregoing Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

             In the event the certification set forth above in the Form of Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate hereof.